Exhibit 10-e

ADC TELECOMMUNICATIONS, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this 11th day of December 2003, by and between ADC Telecommunications, Inc., a Minnesota corporation (the “Company”), and Hilton M. Nicholson (“Participant”).

The Company, pursuant to its Global Stock Incentive Plan (the “Plan”), hereby grants the following stock award to Participant, which award shall have the terms and conditions set forth in this Agreement:

1.                          Award

The Company, effective as of the date of this Agreement, hereby grants to Participant a restricted stock award of 80,000 shares (the “Shares”) of common stock, par value $.20 per share, of the Company (the “Common Stock”), subject to the terms and conditions set forth herein.

2.                          Vesting

Subject to the terms and condition of this Agreement, the Shares shall vest in Participant as follows:  one-third (1/3) of the Shares shall vest on each of December 11, 2004, 2005 and 2006, if, and only if, Participant remains continuously employed by the Company from the date hereof until each respective vesting date.  Vesting of the Shares shall be accelerated to an earlier date only under the following conditions:

a) in the event of a Change in Control of Company (as defined in the attached Exhibit A), and provided that Participant remains continuously employed by the Company until the effective date of such Change in Control, all unvested Shares granted under this Agreement shall become immediately vested on the effective date of the Change in Control;

b) in the event that Participant’s employment by the Company is terminated because Participant becomes employed by a new owner of the IP Cable business in connection with an “IP Cable Divestiture Event” (as defined in Exhibit A), and provided that Participant remains continuously employed by the Company until the date of closing of the IP Cable Divestiture Event, all unvested Shares granted under this Agreement shall become immediately vested as of the last date of Participant’s employment with the Company; or

c) in the event that Participant’s employment by the Company is involuntarily terminated by the Company without cause within one year following an IP Cable Divestiture Event, and provided that Participant remains continuously employed by the Company until the date of such involuntary termination, all unvested Shares granted under this Agreement shall become immediately vested as of the last date of Participant’s employment with the Company.

3.                          Restriction on Transfer

Until the Shares vest pursuant to Section 2 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

4.                          Forfeiture

If Participant ceases to be an employee of the Company or any majority-owned affiliate of the Company for any reason prior to the vesting of the Shares pursuant to Section 2 hereof, Participant’s rights to the unvested portion of the Shares shall be immediately and irrevocably forfeited.

5.                          Issuance and Custody of Certificate

(a) The Company shall cause to be issued one or more stock certificates, registered in the name of Participant, evidencing the Shares.  Each such certificate shall bear the following legend:

“The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the ADC Telecommunications, Inc. Global Stock Incentive Plan and a Restricted Stock Award Agreement entered into between ADC Telecommunications, Inc. and the registered owner of such shares.  Copies of the Plan and the Agreement are on file in the office of the Secretary of ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota.”

(b)  Participant shall execute stock powers relating to the Shares and deliver the same to the Company.  Company shall use such stock powers only for the purpose of canceling any unvested Shares that are forfeited.

(c)  Each certificate issued pursuant to Section 5(a) hereof, together with the stock powers relating to the Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary.  The Secretary or such custodian shall issue a receipt to Participant evidencing the certificate or certificates held which are registered in the name of Participant.

(d)  After any Shares vest pursuant to Section 2 hereof, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend provided in section 5(a) hereof, and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs.

6.                          Distributions and Adjustments

(a)  If all or any portion of the Shares vest in Participant subsequent to any change in the number or character of Shares of Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Compensation and Organization Committee of the Board of Directors (the “Committee”) to be appropriate in order to prevent dilution or enlargement of the interest represented by the Shares), Participant shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

(b)  Any additional Shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares.  Any cash dividends payable with respect to the Shares shall be distributed to Participant at the same time cash dividends are distributed to shareholders of the Company generally.

(c)  Any additional Shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

7.                          Taxes

(a)  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Participant.

(b)  Participant may elect to satisfy his federal and state income tax withholding obligations in connection with this restricted stock award by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon vesting of this restricted stock award having a fair market value equal to the amount of federal and state income taxes required to be withheld in connection with this restricted stock award, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of Common Stock other than the shares to be delivered upon vesting of this restricted stock award having a fair market value equal to such taxes, in accordance with the rules of the Committee.

(c)  Notwithstanding clause 7(b) above, if Participant elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company may require at the time of such election an additional payment for withholding tax purposes based on the fair market value of such Shares as of the date of the acquisition of such Shares by Participant.

8.                          Miscellaneous

(a)  This Agreement is issued pursuant to the Plan and is subject to its terms.  Participant hereby acknowledges receipt of a copy of the Plan.  The Plan is also available for inspection during business hours at the principal office of the Company.

(b)  This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its subsidiaries.

(c) This Agreement shall be governed by and construed under the internal laws of the State of Minnesota, without regard for conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ADC TELECOMMUNICATIONS, INC.

By:	/s/ Laura N. Owen
Laura N. Owen
Its:	Vice President, Human Resources

PARTICIPANT

/s/ Hilton M. Nicholson
Hilton M. Nicholson

Exhibit A

Change In Control.

(i)                                     For purposes of this Agreement and this Exhibit A, a Change in Control” of the Company shall mean:

(a)                                  a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(b)                                 the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(c)                                  the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(d)                                 consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination;

(e)                                  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(f)                                    the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(ii)                                  “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such  person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.  For purposes of this subparagraph (ii), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

IP Cable Divestiture Event.  For purposes of this Agreement and this Exhibit A, an “IP Cable Divestiture Event” shall mean the closing of a sale or other divestiture by the Company of at least a majority ownership interest in substantially all of the business and assets of the Company’s IP Cable business unit (including the Cuda CMTS product line) to a third party which continues the IP Cable business.  The sale of the business and assets of only the Fastflow and/or Homeworx product line shall not constitute an IP Cable Divestiture Event.  In the event that the Company engages in a transaction in which the Company divests a minority interest but retains at least a majority ownership interest in a business entity or new joint venture which continues the IP Cable business including the Cuda CMTS product Line, such transaction shall also be deemed an IP Cable Divestiture Event if the Participant is not offered continued employment by either the Company or the entity or joint venture which continues the business of the IP Cable business unit.   The Company may or may not engage in an IP Cable Divestiture Event as it evaluates its business portfolio and strategy on an on-going basis.  This Agreement is not intended to and shall not impose any commitment on the Company to proceed with a divestiture of the IP Cable business unit.  The Company retains complete discretion as to if and when it would proceed with any such transaction.